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                                                                    Exhibit 99.1

                                 CERTIFICATION

        Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Richard P. Thompson, Chief Executive Officer of Aradigm Corporation (the "Company"), and Michael Molkentin, Acting Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

        The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the "PERIODIC REPORT"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 2nd day of August, 2002.

                                       /s/ RICHARD P. THOMPSON
                                       -------------------------------------
                                       Richard P. Thompson
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                       /s/  MICHAEL MOLKENTIN
                                       -------------------------------------
                                       Michael Molkentin
                                       ACTING CHIEF FINANCIAL OFFICER